SHAREHOLDER SERVICING AGREEMENT

                            The Victory Portfolios
                        3435 Stelzer Road, Suite 1000
                          Columbus, Ohio 43219-8003


To:




  We (the "Trust") wish to enter into this Servicing Agreement with you concerning the provision of support services to your client ("Clients") who may from time to time beneficially own shares ("Shares") of the Funds (the "Funds") offered by us.

  The terms and conditions of this Servicing Agreement are as follows:

  Section 1. You agree to provide administrative and support services to your Clients who may from time to time beneficially own shares, which may include the following support services:(1) (i) establishing and maintaining accounts and records relating to Clients that invest in Shares; (ii) processing dividend and distribution payments from us on behalf of Clients; (iii) providing information periodically to Clients showing their positions in Shares and integrating such statements with those of other transactions and balances in Clients' other accounts serviced by you; (iv) arranging for bank wires; (v) responding to Client inquiries relating to the services performed by you; (vi) responding to routine inquires from Clients concerning their investments in Shares; (vii) providing subaccounting with respect to Shares beneficially owned by Clients, or the information to us necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (ix) assisting in processing purchase, exchange and redemption requests from Clients and in placing such orders with our service contractors;
(x) assisting Clients in changing dividend options, account designations and addresses; (xi) providing Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

  Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

  Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Shares except those contained in our then current prospectuses and statement of additional information, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

  Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us, our principal underwriter, our transfer agent and our and their respective officers, directors or trustees, agents, employees and affiliates harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

__________
(1) Series may be modified or omitted in the particular case and items renumbered.

  Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefore, a fee at the annual rate of 25 one-hundredths of one percent (.25%) of the average daily net asset value of the shares beneficially owned by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Client's Shares"), which fee will be computed daily (on the basis of 360-day year) and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in our Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. By your written acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued by us on any day with respect to the Clients' Share in any Fund that declares its net investment income as a dividend to shareholders on a daily basis does not exceed the income to be accrued by us to such Shares on that day. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares to you for the account of any Client or Clients.

  Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Trustees, and our trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

  Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

   Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you in connection with the investment of your Clients' assets in Shares will be disclosed by you to your Clients; (ii) the arrangements provided for in this Agreement will be disclosed to your Clients; (iii) it is not required that you be registered as a broker-dealer or a transfer agent under the Securities Act of 1934 or any applicable state securities laws, including as a result of entering into and performing the services set forth in this Agreement; (iv) your receipt of fees will not violate any law or regulation; (v) at all times you shall maintain insurance coverage that is reasonable and customary in light of all of your responsibilities hereunder; including coverage for losses resulting from the criminal acts or errors and omissions of your employees; and (vi) the services provided by you under this Agreement will in no event be primarily intended to result in the sale of Shares. You agree to hold harmless and indemnify the Victory Portfolios, BISYS Fund Services Limited Partnership, their officers, directors, trustees, employees, agents and affiliates from and against any and all direct and indirect liability or losses, including reasonable attorney fees resulting from any breach of this Servicing Agreement.

  Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12. This Agreement is terminable without penalty at any time by us (which termination may be by a vote of a majority of the Disinterested Trustees as defined in Section 12) or by you upon written notice to the other party hereto.

  Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunication device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

  Section 11. This Agreement will be construed in accordance with the laws of the State of Ohio and is non-assignable by the parties hereto.

  Section 12. This Agreement has been approved by vote of a majority of (i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of us and have no direct or indirect financial interest in this Agreement ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

  Section 13. The names "The Victory Portfolios" and the "Board of Trustees" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust filed at the office of the State Secretary of Delaware. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of Shares of ours must look solely to the Trust Property belonging to such class for the enforcement of any claims against us.

  If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, c/o BISYS Fund Services, Limited Partnership, Administrator, 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219-8003.

                              Very truly yours,
                            The Victory Portfolios


Date: ________________________________________



By: __________________________________________
         (Authorized Officer)


Title: _________________________________________



Accepted and Agreed to:



Date: ________________________________________



By: __________________________________________
       (Authorized Officer)

Title:_________________________________________

                             SERVICING AGREEMENT
                           (The Victory Portfolios)

                   BISYS Fund Services Limited Partnership
                              3435 Stelzer Road
                          Columbus, Ohio 43219-8003

As the principal underwriter of the shares ("Shares") of each investment company portfolio ("Fund") of the Victory Portfolios (the "Trust"), BISYS Fund Services Limited Partnership hereby agrees that you, the undersigned firm, wish to enter into this Servicing Agreement with us concerning the provision of support services to your clients ("Clients") who may from time to time beneficially own shares of the Funds.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide shareholder support services to your Clients who may from time to time beneficially own shares, which may include the following : (i) establishing and maintaining accounts and records relating to Clients that invest in Shares; (ii) processing dividend and distribution payments from us on behalf of Clients; (iii) providing information periodically to Clients showing their positions in Shares and integrating such statements with those of other transactions and balances in Clients' other accounts serviced by you; (iv) arranging for bank wires; (v) responding to Client inquiries relating to the services performed by you; (vi) responding to routine inquires from Clients concerning their investments in Shares; (vii) providing subaccounting with respect to Shares beneficially owned by Clients, or the information to us necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (ix) assisting in processing purchase, exchange and redemption requests from Clients and in placing such orders with our transfer agent; (x) assisting Clients in changing dividend options, account designations and addresses; (xi) providing Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; (xii) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations; and (xiii) distributing Fund prospectuses and reports. You agree that the fees paid under this Agreement shall not be for distribution of shares and shall be for administrative services only.

Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Shares except those contained in our then current prospectuses and statement of additional information, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us, the Trust, the Trust's transfer agent and our and their respective officers, directors or trustees, agents, employees and affiliates harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. From time to time during the term of this Agreement we may make payments to you pursuant to the distribution and service plans adopted by certain of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") in consideration of your furnishing distribution and/or shareholder services hereunder with respect to each such Fund. We have no obligation to make any such payments and you hereby waive any such payments until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 5 shall be subject to the following terms and conditions:

      (a) Any such payments shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted by the plan in effect with respect to each particular Fund and will be based on the dollar amount of Fund shares which are owned of record by your firm as nominee for your Clients.

      (b) The provisions of this Section 5 shall automatically terminate with respect to a particular plan, in the event such plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect.

Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Trustees, and our trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you in connection with the investment of your Clients' assets in Shares will be disclosed by you to your Clients; (ii) the arrangements provided for in this Agreement will be disclosed to your Clients; (iii) it is not required that you be registered as a broker-dealer or a transfer agent under the Securities Act of 1934 or any applicable state securities laws, including as a result of entering into and performing the services set forth in this Agreement; (iv) your receipt of fees will not violate any law or regulation; and (v) at all times you shall maintain insurance coverage that is reasonable and customary in light of all of your responsibilities hereunder; including coverage for losses resulting from the criminal acts or errors and omissions of your employees. You agree to hold harmless and indemnify the Victory Portfolios, BISYS Fund Services Limited Partnership, their officers, directors, trustees, employees, agents and affiliates from and against any and all direct and indirect liability or losses, including reasonable attorney fees resulting from any breach of this Servicing Agreement.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us. Unless sooner terminated, this Agreement will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the Disinterested Trustees of a Fund or by vote of a majority of the outstanding voting securities of a Fund on ten days' written notice. In addition, this agreement shall terminate automatically in the event that we cease to serve in our capacity as distributor to the Funds.

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunication device to the appropriate address. All notices to us shall be given or sent to our offices located at 3435 Stelzer Rd., Columbus, Ohio 43219, attn: Regulatory Services. All notices to you shall be given or sent to you at the address specified by you below. Each of us may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph 10.

In addition, this Agreement may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to you at your address as written below. If you do not object to the amendment within fifteen
(15) days after its receipt, the amendment will become a part of the Agreement. Your objection must be in writing and be received by us within such fifteen days.

Section 11. This Agreement will be construed in accordance with the laws of the State of Ohio and will terminate automatically in the event of its "assignment", as such term is defined in the Investment Company Act of l940, as amended.

Section 12. This Agreement has been approved by vote of a majority of (i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of us and have no direct or indirect financial interest in this Agreement ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

Section 13. You represent and warrant that all requisite corporate proceedings have been undertaken to authorize you to enter this Agreement and to perform the services contemplated herein. You further represent and warrant that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copy thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.

For:  BISYS Fund Services Limited Partnership     ______________________________
 By: BISYS Fund Services, Inc., General Partner      (Firm Name)


By: __________________________________            By:___________________________

Name: ___________________________________       Name:________________________

Title:  ___________________________________

Date: ___________________________


                              Schedule of Funds

0.50% annually
---------------

Value Fund
Diversified Stock Fund
Growth Fund
Special Value Fund
Small Company Opportunity Fund
International Growth Fund
Balanced Fund
Convertible Fund
Real Estate Fund

0.25% annually
---------------

Fund for Income
Intermediate Income Fund